Exhibit 99.1

Pieris Pharmaceuticals Appoints Former Celgene and Sanofi Executive,

Jean-Pierre Bizzari, M.D., to its Board of Directors

- Dr. Bizzari Brings Extensive Oncology Drug Development Experience to the Pieris Board –

FREISING, GERMANY, May 12, 2015 – Pieris Pharmaceuticals, Inc. (OTCQB: PIRS), a biotechnology company advancing its patented and proprietary Anticalin® biotherapeutic technologies, announced today that Jean-Pierre Bizzari, M.D. has joined the Company’s Board bringing the total number of directors to six.

Dr. Bizzari was the Executive Vice President, Group Head, Clinical Oncology Development at Celgene Corporation. Since joining Celgene in 2008, he directed the development and approval of a number of leading oncology products including REVLIMID®, VIDAZA®, ISTODAX®, and ABRAXANE®.

Commenting on the announcement, Dr. Bizzari stated, “I am very proud to be on this board and look forward to working with Stephen Yoder and the entire Pieris board. I believe Pieris’ Anticalin® protein technology has significant potential to produce highly differentiated molecules, including novel multispecifics immuno-oncology therapeutics. The Anticalin® platform may prove to be transformative, resulting in a wide array of targeted therapeutics.”

I welcome Dr. Bizzari to the board,” said Stephen Yoder, CEO of Pieris. “Jean-Pierre brings an exceptional track record to Pieris and is a renowned and highly respected executive within the biopharma industry. He will be an enormous asset to the Pieris board and management, most notably in the therapeutic and pharmaceutical applications of our patented Anticalin® platform in immuno-oncology. The addition of Dr. Bizarri demonstrates our continuing effort to expand the collective skills and expertise of our board.”

Dr. Bizzari joined the pharmaceutical industry in 1983 as Head of Oncology at the Institut de Recherches Internationales SERVIER (France). From 1993 to 2002 he served as Vice President, Clinical Development Oncology at Rhône-Poulenc Rorer (Aventis). From 2002 until 2008, Dr. Bizzari was the Vice President of Clinical Oncology Development at Sanofi-Aventis (Sanofi-Synthelabo from 2002 to 2004) where he oversaw the approval of ELOXATIN®, TAXOTERE® and ELITEK®. He has published more than 70 articles in peer review journals and more than 160 abstracts in scientific congresses. Dr. Bizzari is a member of the Scientific Advisory Board of France’s National Cancer Institute and Netrix Pharma, and serves on the board of Halozyme Therapeutics, Inc., Celator Pharmaceuticals, Inc., and Transgene SA. Dr. Bizzari received his medical degree from the University of Nice (France). He is a specialist in oncology, having trained at La Pitié-Salpêtrière hospital in Paris, followed by training at the Ontario Cancer Institute and McGill Cancer Center.

About Pieris Pharmaceuticals:

Pieris is a clinical-stage biotechnology company advancing its proprietary Anticalin® technology to create differentiated drugs that have the potential to be safer and more effective than conventional approaches. Anticalins show promise in addressing high-unmet medical needs and expanding the potential of targeted therapeutics. The company currently has a diverse proprietary pipeline and has ongoing R&D collaborations with Daiichi Sankyo, the Sanofi Group, Zydus Cadila, Stelis Biopharma and Allergan. For more information, visit www.pieris.com.

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Darlene Deptula-Hicks	Thomas Hoffmann
Chief Financial Officer	+1-646-378-2931
+1-603-553-5803	thoffmann@troutgroup.com
deptula@pieris.com

Media Inquiries:
Gretchen Schweitzer gschweitzer@macbiocom.com
+49 172 861 8540

Anticalin®, Anticalins® are registered trademarks of Pieris.

Forward Looking Statements

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to novel technologies and methods; our business and product development plans; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our in the Current Report on Form 8-K dated December 17, 2014, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and the Company’s Quarterly Reports on Form 10-Q.